EXHIBIT 5.1
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                                                      May 18, 2000

Board of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive
Suite 200
Draper, Utah  84020

                  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I am general counsel to I-Link Incorporated, a Florida corporation (the "Company"), and have been involved with the preparation and filing by the Company of a registration statement on Form S-3, File No. 333-36210 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the resale by the holders thereof of up to 838,228 shares of common stock, par value $.007 per share (the "Common Stock" or the "Securities"). The Securities are to be issued by the Company to JNC Opportunity Fund Ltd. pursuant to the terms of a Settlement Agreement dated March 10, 2000 (the "Settlement Agreement").

         I have examined the Articles of Incorporation, as amended, and By-laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, forms of certificates representing the Securities, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as I have deemed necessary to form the basis of the opinion expressed herein. In connection with the preparation of this opinion, I have reviewed such questions of law as I have deemed necessary.

         I am of the opinion that the 838,228 shares of Common Stock have been duly authorized for issuance and that when issued pursuant to the terms of the Settlement Agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to be named in the Registration Statement and the prospectus contained therein as an attorney who has passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." I further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                             /s/  David E. Hardy